Filed with the Securities and Exchange Commission on July 2, 2003
Securities Act Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

White Electronic Designs Corporation

(Exact Name of registrant as specified in its Charter)

Indiana	3674	35-0905052
State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	(IRS Employer I.D. Number)

3601 E. University Drive

Phoenix, Arizona 85034
(602) 437-1520
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Hamid R. Shokrgozar, Chairman, President and Chief Executive Officer

White Electronic Designs Corporation
3601 E. University Drive
Phoenix, Arizona 85034
(602) 437-1520
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Samuel C. Cowley, Esq. Brian M. Roberts, Esq. Snell & Wilmer L.L.P. One Arizona Center Phoenix, Arizona 85004-0001 (602) 382-6000	Barry L. Dastin, Esq. Glenn D. Smith, Esq. Kaye Scholer LLP 1999 Avenue of the Stars, Suite 1700 Los Angeles, CA 90067-6048 (310) 788-1000

     Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☑ Registration Number 333-105754

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)(2)	Unit	Price	Registration Fee

Common Stock, no par value	862,500 shares	$10.00	$8,625,000	$697.76

(1)	In the event of a stock split, stock dividend, or similar transaction involving the registrants common stock, in order to prevent dilution, the number of shares registered will be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933 (the “Securities Act”).

(2)	Includes 112,500 shares of common stock issuable upon exercise of the underwriters’ over-allotment option.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

     This registration statement is being filed with respect to the registration of additional shares of common stock, no par value, of White Electronic Designs Corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registrant’s registration statement on Form S-3 (File No. 333-105754) (the “Initial Registration Statement”), which was declared effective as of 4:30 p.m., Eastern Standard Time, on July 1, 2003, are incorporated into this registration statement by reference. The final prospectus of the Initial Registration Statement will reflect the aggregate amount of securities registered in this registration statement and the Initial Registration Statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, White Electronic Designs Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on July 2, 2003.

WHITE ELECTRONIC DESIGNS CORPORATION

By	/s/ HAMID R. SHOKRGOZAR

Hamid R. Shokrgozar
Chairman, President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ HAMID R. SHOKRGOZAR Hamid R. Shokrgozar		Chairman of the Board of Directors, President and Chief Executive Officer	July 2, 2003

/s/ WILLIAM J. RODES William J. Rodes		Chief Accounting Officer (Principal Financial Officer), Secretary and Treasurer	July 2, 2003

* Norman T. Hall		Director	July 2, 2003

* Thomas M. Reahard		Director	July 2, 2003

* Thomas J. Toy		Director	July 2, 2003

* Edward A. White		Vice Chairman of the Board of Directors	July 2, 2003

*By:	/s/ WILLIAM J. RODES William J. Rodes Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Title

1.1	Form of Underwriting Agreement(1)
3.1	Amended and Restated Bylaws(2)
4.1	Third Amended and Restated Registration Rights Agreement by and among Electronic Designs, Inc. (as successor to Crystallume) and the parties named therein, dated as of April 30, 1995(1)
5.1	Opinion of Snell & Wilmer LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Nelson Lambson & Co., PLC
23.3	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney(2)

(1)	Previously filed with Amendment No. 1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-105754) filed on June 30, 2003.

(2)	Previously filed with the Company’s Registration Statement on Form S-3 (Registration No. 333-105754) filed on June 2, 2003.